Exhibit 21.1

SUBSIDIARIES OF CANOPY GROWTH CORPORATION

As of March 31, 2023

Entity Name	Jurisdiction of Incorporation or Organization
10007705 Manitoba Ltd.	Manitoba
10663824 Canada Inc.	Canada
11065220 Canada Inc.	Canada
11239490 Canada Inc.	Canada
11318152 Canada Inc.	Canada
1208640 B.C. Ltd.	British Columbia
2344823 Ontario Inc.	Ontario
9388036 Canada Inc.	Canada
Apollo Applied Research Inc.	Canada
Batavia Bio Processing Limited	Illinois
BC Tweed Joint Venture Inc.	British Columbia
Beckley Canopy Therapeutics Limited	United Kingdom
BioSteel Manufacturing LLC	Delaware
BioSteel Sports Nutrition Inc.	Canada
Biosteel Sports Nutrition USA LLC	Delaware
Canindica Capital Ltd.	Bahamas
Canopy Elevate I LLC	Delaware
Canopy Elevate II LLC	Delaware
Canopy Elevate III LLC	Delaware
Canopy Growth Australia PTY Ltd.	Australia
Canopy Growth Chile SpA	Chile
Canopy Growth Corporation Insurance Limited	Bermuda
Canopy Growth Corporation Mexico, S.R.L. de C.V.	Mexico
Canopy Growth Czech s.r.o.	Czech
Canopy Growth Germany GmbH	Germany
Canopy Growth Hellas S.A.	Greece

Canopy Growth Holdings B.V.	Netherlands
Canopy Growth LATAM Holdings Corporation	Canada
Canopy Growth Polska Sp. Z. o. o.	Poland
Canopy Growth UK Limited	United Kingdom
Canopy Growth USA, LLC	Delaware
Canopy Oak LLC	Delaware
Coldstream Real Estate Holdings I LLC	Delaware
Coldstream Real Estate Holdings II LLC	Delaware
Coldstream Real Estate Holdings III LLC	Delaware
EB Transaction Corp.	Delaware
EB Transaction Sub I LLC	Delaware
Grow House JA Limited	Jamaica
HIP Developments LLC	Delaware
HIP NY Developments LLC	Delaware
Lakessence North America LLC	Illinois
Les Serres Vert Cannabis Inc.	Quebec
POS Bio-Sciences USA Inc.	Illinois
POS Management Corp.	Saskatchewan
POS Pilot Plant Corporation	Ontario
Spectrum Biomedical UK Limited	United Kingdom
Spectrum Labs Brasil S.A.	Brazil
Storz & Bickel America, Inc.	California
Storz & Bickel GmbH	Germany
Supreme Cannabis Ltd.	Canada
The Supreme Cannabis Company, Inc.	Canada
This Works Products Limited	United Kingdom
Tweed Inc.	Ontario
Tweed Leasing Corp.	Canada
TWP IP Limited	United Kingdom
TWP UK Holdings Limited	United Kingdom
TWP USA Inc.	Delaware